As filed with the Securities and Exchange Commission on June 15, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ASSOCIATED BANC-CORP
(Exact Name of Registrant as Specified in Its Charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	39-1098068 (I.R.S. Employer Identification No.)
1200 Hansen Road
Green Bay, Wisconsin 54304
(920) 491-7000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
Brian R. Bodager, Esq.
1200 Hansen Road
Green Bay, Wisconsin 54304
(920) 491-7000
(Name, address, including zip code, and telephone number
including area code, of agent for service)
Copy to:
James M. Bedore, Esq.
Reinhart Boerner Van Deuren s.c.
1000 North Water Street, Suite 2100
Milwaukee, Wisconsin 53202
(414) 298-1000
     Approximate date of commencement of proposed sale to the public:
     From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Proposed
Title of Shares	Amount	Maximum	Proposed Maximum	Amount of
to be	to be	Offering Price	Aggregate Offering	Registration
Registered	Registered	Per Share	Price	Fee
Common Stock, par value $0.01 per share,	1,337,745	$32.68 (1)	$43,717,507 (1)	$1,342.13 (1)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) based upon the average of the high and low trading prices of the common stock, as reported on the Nasdaq Global Select Market on June 12, 2007.

Prospectus
Associated Banc-Corp
Common Stock
     This prospectus relates solely to the offer and sale from time to time of up to an aggregate of 1,337,745 shares of common stock of Associated Banc-Corp by the three selling stockholders identified under “Selling Stockholders” below. The selling stockholders received these shares from us under a stock purchase agreement by which we acquired First National Bank of Hudson. We agreed to register these shares of our common stock for resale by the selling stockholders.
     The selling stockholders may offer the shares from time to time as each selling stockholder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” below. Each selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The registration of these shares for resale does not necessarily mean that the selling stockholders will sell any of their shares.
     We will not receive any of the proceeds from the sale of these shares by the selling stockholders.
     The shares of our common stock are traded on the Nasdaq Global Select Market under the symbol “ASBC.” On June 14, 2007, the closing price of our shares was $32.81 per share.
     Investing in our common stock involves risks that are described in Part I, Item 1A “Risk Factors,” of our 2006 Annual Report on Form 10-K that is incorporated by reference into this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated June 15, 2007

FORWARD-LOOKING STATEMENTS
     This prospectus and the documents that are incorporated by reference may contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements.
     Before you invest in our common stock, you should be aware that the occurrence of the events described under the caption “Risk Factors” in Part I, Item 1A, of our 2006 Annual Report on Form 10-K and elsewhere in this prospectus and in the information incorporated by reference, could have an adverse effect on our business, results of operations and financial condition. These factors, many of which are beyond our control, include the following:
     •      operating, legal and regulatory risks;
     •      economic, political, and competitive forces affecting our banking, securities, asset management, insurance, and credit services businesses;
     •      integration risks related to acquisitions;
     •      impact on net interest income of changes in monetary policy and general economic conditions; and
     •      the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.
     The forward-looking statements contained or incorporated by reference in this prospectus relate only to circumstances as of the date on which the statements are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     You should only rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. The selling stockholders are offering to sell, and seeking offers to buy, the securities referred to in this prospectus only in jurisdictions where offers and sales are permitted. You should assume that the information in this prospectus is accurate only as of the date of this prospectus.
     As used in this prospectus, the terms “Associated,” “we,” “us” and “our” refer to Associated Banc-Corp, unless the context indicates another meaning, and the term “common stock” means our common stock, par value $0.01 per share.

BUSINESS
General
     We are a bank holding company registered pursuant to the Bank Holding Company Act of 1956, as amended. We were incorporated in Wisconsin in 1964 and were inactive until 1969 when permission was received from the Board of Governors of the Federal Reserve System to acquire three banks. At December 31, 2006, we owned one commercial bank headquartered in Wisconsin, serving local communities in a three state region (Wisconsin, Illinois and Minnesota) and, measured by total assets held at December 31, 2006, we were the second largest commercial bank holding company headquartered in Wisconsin. We also owned 28 limited purpose banking and nonbanking subsidiaries located in Arizona, California, Illinois, Minnesota, Nevada, Vermont and Wisconsin, that are closely related or incidental to the business of banking.
     We provide our subsidiaries with leadership, as well as financial and managerial assistance in areas such as corporate development, auditing, marketing, legal/compliance, human resources management, risk management, facilities management, security, purchasing, credit administration, asset and liability management and other treasury-related activities, budgeting, accounting and other finance support.
     Responsibility for the management of the subsidiaries remains with their respective boards of directors and officers. Services rendered to the subsidiaries by us are intended to assist the local management of these subsidiaries to expand the scope of services offered by them. At December 31, 2006, our bank subsidiary provided services through 314 locations in approximately 180 communities.
Services
     Through our banking subsidiary and various nonbanking subsidiaries, we provide a diversified range of banking and nonbanking products and services to individuals and businesses in the communities we serve. We organize our business into two reportable segments: banking and wealth management. Our banking and wealth management activities are conducted predominantly in Wisconsin, Minnesota and Illinois, and are primarily delivered through branch facilities in this tri-state area, as well as supplemented through loan production offices, supermarket branches, a customer service call center and 24-hour phone-banking services, an interstate Automated Teller Machine (ATM) network, and internet banking services. The banking segment represented approximately 90%, 90% and 91% of total revenues for the three months ended March 31, 2007, the year ended December 31, 2006 and the year ended December 31, 2005, respectively. Our profitability is predominantly dependent on the net interest income, noninterest income, the level of the provision for loan losses, noninterest expense, and related income taxes of our banking segment.
     Banking consists of lending and deposit gathering (as well as other banking-related products and services) to businesses, governments and consumers, and the support to deliver, fund and manage such banking services. We offer a variety of loan and deposit products to retail customers, including but not limited to: home equity loans and lines of credit, residential mortgage loans and mortgage refinancing, education loans, personal and installment loans, checking, savings, money market deposit accounts, IRA accounts, certificates of deposit and safe deposit boxes. As part of our management of originating and servicing residential mortgage loans, nearly all of our long-term, fixed-rate residential real estate mortgage loans are sold in the secondary market with servicing rights retained. Loans, deposits and related banking services to businesses (including small and larger businesses, governments/ municipalities, metro or niche markets, and companies with specialized lending needs such as floor plan lending or asset-based lending) primarily include, but are not limited to: business checking and other business deposit products, business loans, lines of credit, commercial real estate financing, construction loans, letters of credit, revolving credit arrangements, and to a lesser degree business credit cards and equipment and machinery leases. To further support business customers and correspondent financial institutions, we provide safe deposit and night depository services, cash management, international banking, as well as check clearing, safekeeping, and other banking-based services.
     The wealth management segment provides products and a variety of fiduciary, investment management, advisory and corporate agency services to assist customers in building, investing or protecting their wealth. Customers include individuals, corporations, small businesses, charitable trusts, endowments, foundations and institutional investors. The wealth management segment represented approximately 10%, 10% and 9% of total revenues for the three months ended March 31, 2007, the year ended December 31, 2006 and the year ended December 31, 2005, respectively. The wealth management segment is comprised of:
     •      a full range of personal and business insurance products and services (including life, property, casualty, credit and mortgage insurance, fixed annuities, and employee group benefits consulting and administration);
     •      full-service investment brokerage, variable annuities, and discount and on-line brokerage; and
     •      trust/ asset management, investment management, administration of pension, profit-sharing and other employee benefit plans, personal trusts, and estate planning.
     We are not dependent upon a single or a few customers, the loss of which would have a material adverse effect on us. No material portion of our business is seasonal.
RISK FACTORS
     Before you decide to invest in our common stock, you should consider the risk factors discussed in any of our filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus, including those discussed under the caption “Risk Factors” in Part I, Item 1A , of our 2006 Annual Report on Form 10-K. See “Where You Can Find More Information About Us.”
USE OF PROCEEDS
     We will not receive any proceeds from the sale of our common stock offered for sale in this prospectus by the selling stockholders. The selling stockholders will receive all of the net proceeds from these sales.
DESCRIPTION OF COMMON STOCK
     We have one class of common stock, the Associated common stock. Of the 250,000,000 shares of our common stock with a par value of $0.01 per share authorized, 127,530,354 shares were outstanding as of April 30, 2007, exclusive of shares held in treasury. Of the 750,000 shares of our preferred stock with a par value of $1.00 per share authorized, none were issued and outstanding as of April 30, 2007.
     The following summary is not complete. You should refer to the applicable provision of our articles of incorporation and to the Wisconsin Business Corporation Law for a complete statement of the terms and rights of our common stock.
     Dividend Rights. Holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of our assets legally available for payment, subject to the rights of holders of our preferred stock. No share of our common stock is entitled to any preferential treatment with respect to dividends.
     Voting Rights. Each holder of our common stock will be entitled at each shareholders meeting, as to each matter to be voted upon, to cast one vote, in person or by proxy, for each share of our common stock registered in his or her name on our stock transfer books. Subject to the rights, if any, of the holders of any series of preferred stock under their respective certificates of designations and applicable law, all voting rights are vested in the holders of shares of our common stock. Voting rights are not cumulative, which means that holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares will not be able to elect any directors.
     Rights Upon Liquidation. Subject to the rights of holders of any of our preferred stock which may be issued from time to time, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our common stock will be entitled to receive all of our assets remaining for distribution to our shareholders, on a pro rata basis.
     Miscellaneous. Shares of our common stock are not convertible into shares of any other class of capital stock. Shares of our common stock are not and will not be entitled to any preemptive or subscription rights. The issued and outstanding shares of our common stock are fully paid and nonassessable. Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, however, may make our shareholders personally liable for unpaid wages due our employees for up to six months’ services, but not in an amount greater than the par value of the shares. Certain Wisconsin courts have interpreted “par value” to mean the full amount paid upon purchase of the shares. This Wisconsin law has been repealed, but only as to unpaid wages incurred after June 14, 2006, the effective date of the repeal.
     National City Bank is the transfer agent, registrar and dividend disbursement agent for our common stock.
SELLING STOCKHOLDERS
     The shares of common stock covered by this prospectus are being offered by three selling stockholders, the Alvin John Huss Jr. Revocable Trust, the Ruth S. Huss Revocable Trust and Kenneth A. Heiser. Alvin John Huss Jr. is the sole trustee of the Alvin John Huss Jr. Revocable Trust and Ruth S. Huss is the sole trustee of the Ruth S. Huss Revocable Trust.
     The selling stockholders received these shares from us under a stock purchase agreement by which we acquired First National Bank of Hudson. We completed the acquisition on June 1, 2007 for consideration consisting of cash and 1,337,745 shares of our common stock. We agreed to register these shares of our common stock for resale by the selling stockholders. In connection with the acquisition, we also entered into an employment agreement with Kenneth A. Heiser.
     The following table provides information about the ownership of our common stock by the selling stockholders as of the date of this prospectus, including the names of the selling stockholders, the number of shares of common stock owned by the selling stockholders, the number of shares of common stock being offered for sale by the selling stockholders and the number of shares to be owned by the selling stockholders after the completion of the offering. The information provided in the table below with respect to the selling stockholders has been obtained from the selling stockholders, and we have not sought to verify this information.

	Number of Shares of
	Common Stock
	Owned by the	Number of Shares	Shares
	Selling Stockholder Prior	of Common Stock	Owned After
Name of Selling Stockholder	to the Offering	Offered	Offering
Alvin John Huss Jr. Revocable Trust	1,227,716	1,227,716	0
Ruth S. Huss Revocable Trust	59,195	59,195	0
Kenneth A. Heiser	50,834	50,834	0

PLAN OF DISTRIBUTION
     Each selling stockholder may sell from time to time all or a portion of the shares of our common stock listed under “Number of Shares of Common Stock Offered” in the “Selling Stockholders” table above. Sales by the selling stockholders may be made on Nasdaq or any other stock exchange on which our common stock is traded, in the over-the-counter market or otherwise. The timing and amount of sales will likely depend on market conditions and other factors. The sale prices may be market prices prevailing at the time of sale, fixed prices or negotiated prices. The shares may, without limitation, be sold by the selling stockholders by one or more of the following methods:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	sales to underwriters who will acquire shares for their own account and resell them;

•	block trades in which the broker-dealer engaged by the selling stockholders will attempt to sell the shares as agent for the selling stockholders but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	means other than established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

•	privately negotiated transactions;

•	in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended, rather than pursuant to this prospectus;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
     From time to time the selling stockholders may pledge their shares pursuant to the margin provisions of the selling stockholders’ customer agreements with their brokers. Upon a default by the selling stockholders, the broker may, from time to time, offer and sell the pledged shares.
     In effecting sales, brokers-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in such sales. Brokers-dealers may receive commissions or discounts from the selling stockholders (or, if any such broker-dealer acts as agent for the purchase of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of shares of the common stock at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders.
     The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in sales of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.
     We have agreed to indemnify the selling stockholders, to the extent permitted by law, against all losses, claims, damages, liabilities and expense caused by (1) any actual or alleged untrue statement of material fact contained in this prospectus or the registration statement, (2) any omission or alleged omission of a material fact required to be stated in this prospectus or the registration statement or necessary to make the statements in this prospectus or the registration statement, in light of the circumstances under which they were made, not misleading or (3) any other violation or breach of the Securities Act or any other applicable securities law by us or any person acting on our behalf, except, as to each selling stockholder, to the extent that the losses, claims, damages, liabilities or expense are caused by or contained in any information furnished in writing to us by the selling stockholder specifically for use in the preparation of the registration statement or by the selling stockholder’s failure to deliver a copy of the registration statement or prospectus after we have furnished a sufficient number of copies of the document.
     We know of no existing arrangements by the selling stockholders relating to the distribution of the shares of our common stock covered by this prospectus.
EXPERTS
     The consolidated financial statements of Associated Banc-Corp as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
LEGAL MATTERS
     The validity of the issuance of our common stock to be offered by this prospectus will be passed upon for us by Reinhart Boerner Van Deuren s.c., Milwaukee, Wisconsin.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
     Associated files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any such reports, statements or other information at the Securities and Exchange Commission’s public reference room at the following location:
Public Reference Room
100 F Street, N.E., Room 1580
Washington, D.C. 20549
1-800-732-0330
     You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates.
     Associated’s Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the world wide web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”
     We have filed a Registration Statement on Form S-3 to register with the Securities and Exchange Commission the shares of common stock. This prospectus is a part of that registration statement. This prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and the securities, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.
     The Securities and Exchange Commission allows Associated to “incorporate by reference” information into this prospectus. This means that Associated can disclose important information by referring you to another document filed separately with the Securities and Exchange Commission. The information that we incorporate by reference is deemed to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus. This prospectus incorporates by reference the documents listed below that Associated has previously filed with the Securities and Exchange Commission. The documents contain important information about Associated and its financial condition.

Our SEC Filings (File No. 001-31343)	Period or Filing Date
Annual Report on Form 10-K	Year ended December 31, 2006

Quarterly Report on Form 10-Q	Quarter ended March 31, 2007

Current Reports on Form 8-K	Filed on January 16, 2007, January 19, 2007, January 19, 2007, January 24, 2007, January 29, 2007, February 7, 2007, March 2, 2007, April 25, 2007 and June 4, 2007 (as amended by a Form 8-K/A filed on June 15, 2007)
     Associated also incorporates by reference additional documents that Associated will file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 after the date of this document. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
     Documents which Associated incorporates by reference are available from Associated without charge, excluding all exhibits, unless Associated has specifically incorporated by reference an exhibit in this prospectus. You may also obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from Associated at the following address:
Associated Banc-Corp
Attention: Secretary
1200 Hansen Road
Green Bay, Wisconsin 54304
(920) 491-7000

PART II
Information Not Required in Prospectus
Item 14. Other Expenses of Issuance and Distribution
     The following is a statement of the expenses payable by us in connection with the issuance and distribution of the common stock being registered hereby. All amounts shown are estimates, except the SEC registration fee which is indeterminate.

Item	Amount
SEC registration fee	$1,342
Printing expenses	1,000
Legal fees and expenses	5,000
Accounting fees and expenses	5,000

Total	$12,342

Item 15. Indemnification of Directors and Officers
     The Registrant is incorporated under the Wisconsin Business Corporation Law. Under Section 180.0851 of the Wisconsin Business Corporation Law, the Registrant shall indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the Registrant. In all other cases, the Registrant shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the Registrant, unless liability was incurred because he or she breached or failed to perform a duty owed to the Registrant and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its stockholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858 of the Wisconsin Business Corporation Law provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant’s Articles of Incorporation, Bylaws, a written agreement between the director or officer and the Registrant or a resolution adopted by the Board of Directors or adopted by majority vote of the Registrant’s shareholders.
     Section 180.0859 of the Wisconsin Business Corporation Law provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the Wisconsin Business Corporation Law for any

liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.
     The Registrant’s Articles of Incorporation contains no provisions in relation to the indemnification of directors and officers of the Registrant.
     Article XI of the Registrant’s Bylaws (“Article XI”) authorizes indemnification of officers and directors of the Registrant consistent with the description of the indemnification provisions in Section 180.0851 of the Wisconsin Business Corporation Law as described above. Article XI provides that the Registrant shall indemnify a director, officer, employee or agent of the Registrant to the extent such individual has been successful on the merits or otherwise in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal (including, but not limited to, any act or failure to act alleged or determined (i) to have been negligent, (ii) to have violated the Employee Retirement Income Security Act of 1974; or (iii) to have violated Sections 180.0832, 180.0833 and 180.1202 of the Wisconsin Business Corporation Law, or any successor thereto, regarding loans to directors, unlawful distributions and distributions of assets, which involves foreign, federal, state or local law and which is brought by or in the right of the Registrant or by any other person or entity, to which the director, officer, employee or agent was a party because he or she is a director, officer, employee or agent). In all other cases, the Registrant shall indemnify a director, officer, employee or agent of the Registrant against liability and expenses incurred by such person in a proceeding unless it shall have been proven by final judicial adjudication that such person breached or failed to perform a duty owed to the Registrant under the circumstances described above as set forth in Section 180.0851 of the Wisconsin Business Corporation Law. Article XI defines a “director, officer, employee or agent” as (i) a natural person who, is or was a director, officer, employee or agent of the Registrant, (ii) a natural person who, while a director, officer, employee or agent of the Registrant, is or was serving either pursuant to the Registrant’s specific request or as a result of the nature of such person’s duties to the Registrant as a director, officer, partner, trustee, member of any governing or decision making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise, and (iii) a person who, while a director, officer, employee or agent of the Registrant, is or was serving an employee benefit plan because his or her duties to the Registrant also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan. Unless the context requires otherwise, Article XI indemnification extends to the estate or personal representative of a director, officer, employee or agent.
     All officers, directors, employees and agents of controlled subsidiaries of the Registrant shall be deemed for purposes of Article XI to be serving as such officers, directors, employees and agents at the request of the Registrant. The right to indemnification granted to such officers and directors by Article XI is not subject to any limitation or restriction imposed by any provision of the Articles of Incorporation or Bylaws of a controlled subsidiary. For purposes of Article XI, a “controlled subsidiary”

means any corporation at least 80% of the outstanding voting stock of which is owned by the Registrant or another controlled subsidiary of the Registrant.
     Upon written request by a director, officer, employee or agent who is a party to a proceeding, the Registrant shall pay or reimburse his or her reasonable expenses as incurred if the director, officer, employee or agent provides the Registrant with: (i) a written affirmation of his or her good faith belief that he or she is entitled to indemnification under Article XI; and (ii) a written undertaking to repay all amounts advanced without interest to the extent that it is ultimately determined that indemnification under Article XI is prohibited. The Registrant shall have the power to purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent against any liability asserted against or incurred by the individual in any such capacity arising out of his or her status as such, regardless of whether the Registrant is required or authorized to indemnify or allow expenses to the individual under Article XI.
     The right to indemnification under Article XI may be amended only by a majority vote of the stockholders and any reduction in the right to indemnification may only be prospective from the date of such vote.
Item 16. Exhibits
     The following exhibits are filed as part of this Registration Statement.

Exhibit
Number	Description

5	Opinion of Reinhart Boerner Van Deuren s.c.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Reinhart Boerner Van Deuren s.c. (included in its opinion filed as Exhibit 5 hereto).

24	Power of Attorney (included as part of the signature page hereof).
Item 17. Undertakings
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (1) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (c) The undersigned Registrant hereby undertakes that:
          (1) for the purpose of determining liability of the undersigned Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
          (2) for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on the 15th day of June, 2007.

ASSOCIATED BANC-CORP
BY	/s/ Paul S. Beideman
Paul S. Beideman, Chairman and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian R. Bodager as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 15, 2007:

Signature	Title

/s/ Paul S. Beideman	Chairman and Chief Executive Officer
Paul S. Beideman

/s/ Joseph B. Selner	Chief Financial Officer (Principal Financial
Joseph B. Selner	Officer and Principal Accounting Officer)

/s/ Karen T. Beckwith	Director
Karen T. Beckwith

Signature	Title

/s/ Ruth M. Crowley	Director
Ruth M. Crowley

/s/ Robert C. Gallagher	Director
Robert C. Gallagher

/s/ Ronald R. Harder	Director
Ronald R. Harder

/s/ William R. Hutchinson	Director
William R. Hutchinson

/s/ Eileen A. Kamerick	Director
Eileen A. Kamerick

/s/ Richard T. Lommen	Director
Richard T. Lommen

/s/ John C. Meng	Director
John C. Meng

/s/ J. Douglas Quick	Director
J. Douglas Quick

/s/ Carlos E. Santiago	Director
Carlos E. Santiago

/s/ John C. Seramur John C. Seramur	Vice Chairman